Exhibit 23.3

7550 IH 10 West, Suite 400 San Antonio, Texas 78229 Tel 210.348.1000 Fax 210.348.1003 www.frost.com
May 5, 2010
Ameresco, Inc.
111 Speen Street, Suite 410
Framingham, Massachusetts 01701
To whom it may concern:
We consent to the use in this Registration Statement of Ameresco, Inc. on Form S-1 of information derived from our 2008 report entitled North American Energy Management Services — Investment Analysis appearing in the prospectus, which forms a part of such Registration Statement.
Sincerely,
Greg Stratis
Chief Financial Officer